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                                                                     EXHIBIT 5.1

                            Charles H. McCrea, Sr.
                              2176 Pueblo Circle
                              Las Vegas, NV 89109
                                (702) 369-2728

                                 June 26, 1997



Board of Directors
Mikohn Gaming Corporation
1045 Palms Airport Drive
Las Vegas, NV 89119

     RE:  Mikohn Gaming Corporation Employees' Investment Plan
          Registration Statement on Form S-8

Gentlemen:

     I have represented Mikohn Gaming Corporation, a Nevada corporation (the "Company") as special counsel in connection with the proposed issuance and sale by the Company of up to 1,000,000 shares (the "Shares") of the Company's $.10 par value common stock (the "Common Stock") allocated to the Mikohn Gaming Corporation Employees' Investment Plan (the "Plan") pursuant to the purchase of Shares from time to time by Company employees participating in the Plan.

     The Shares are being registered by the Company pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the Securities and Exchange Commission (the "Commission") on or before June 30, 1997.

     As such counsel, I have considered such matters of law and examined originals (or copies certified or otherwise identified to my satisfaction) of such records, certificates, documents and other instruments as I deemed appropriate under the circumstances.

     I have relied upon the representations and certificates of corporate officers with respect to the accuracy of certain matters of fact contained in the Registration Statement.

     On the basis of the foregoing, it is my opinion that the Shares, when issued, sold and paid for pursuant to the provisions of the Plan, will constitute legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     Nothing herein is to be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada, and I do not claim to be an expert under the securities laws of the United States or any other jurisdiction.

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     This opinion is intended solely for the use of the addressee in connection with the issuance of the Shares. It may not be relied upon by any other person or for any purpose, or reproduced or filed publicly by any person without my written consent. However, I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ CHARLES H. McCREA, SR.

                                       Charles H. McCrea, Sr.
                                       Nevada Bar No. 2430

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